Roundhill ETF Trust
Distribution and Service Plan

1. The Trust. Roundhill ETF Trust (the “Trust”) is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”), and organized as a series trust (each such series is referred to herein as a “Fund”).

2. The Plan. The Trust desires to adopt a plan of distribution pursuant to Rule 12b-1 under the 1940 Act with respect to the shares of beneficial interest (“Shares”) of certain of the Funds which are identified in Exhibit A hereof, and the Board of Trustees of the Trust (the “Board of Trustees”) has determined that there is a reasonable likelihood that adoption of this Distribution and Service Plan (the “Plan”) will benefit each such Fund (the “Designated Funds”) and its holders of Shares. Accordingly, on behalf of each Designated Fund, the Trust hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions (capitalized terms not otherwise defined herein have the meanings assigned thereto in the Trust’s registration statement under the 1940 Act and under the Securities Act of 1933, as amended, as such registration statement is amended by any amendments thereto at the time in effect).

3. The Distributor. The Trust has entered into a written Distribution Agreement with Foreside Fund Services, LLC (the “Distributor”), pursuant to which the Distributor will act as the exclusive distributor with respect to the creation and distribution of Creation Unit size aggregations of Shares as described in the Trust’s registration statement (“Creation Units”) of each Fund.

4. Payments. (a) The Trust may pay a monthly fee not to exceed 0.25% per annum of each Fund’s average daily net assets to reimburse the Distributor for actual amounts expended to finance any activity primarily intended to result in the sale of Creation Units of each Fund or the provision of investor services, including but not limited to (i) delivering copies of the Trust’s then-current prospectus to prospective purchasers of such Creation Units, statement of additional information or annual or semi-annual reports relating to the Trust; (ii) marketing and promotional services including advertising; (iii) facilitating communications with beneficial owners of shares of the Trust, including providing explanations to owners regarding fund investment objectives and policies and other information about the Trust or any Funds thereof; (iv) delivering any notices of shareholder meetings and proxy statements accompanying such notices in connection with general and special meetings of interest holders of the Trust; and (v) such other services and obligations as are set forth in the Distribution Agreement. Such payments shall be made within ten (10) days of the end of each calendar month. The determination of daily net assets shall be made at the close of business each day throughout the month and computed in the manner specified in the then current Prospectus for the determination of the net asset value of Creation Units.

(b) Distribution expenses incurred in any one year in excess of 0.25% of each Fund’s average daily net assets may be reimbursed in subsequent years subject to the annual 0.25% limit and subject further to the approval of the Board of Trustees including a majority of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan (the “Independent Trustees”). The commencement of fees paid pursuant to Section 4(a) of this Plan is subject to the further approval by the Board of Trustees including a majority of Independent Trustees.

(c) The Distributor may use all or any portion of the amount received pursuant to this Plan to compensate securities dealers or other persons that are Authorized Participants for providing distribution assistance, including broker-dealer and shareholder support and educational and promotional services, pursuant to agreements with the Distributor, or to pay any of the expenses associated with other activities authorized under paragraph 4(a) hereof.

(d) Roundhill Financial Inc. may use any portion of its advisory fee to compensate dealers, including the Distributor, for expenses incurred in connection with the sales and distribution of a Fund’s shares, including, without limitation, compensation of its sales force, expenses of printing and distributing prospectuses to persons other than shareholders, expenses of preparing, printing and distributing advertising and sales literature and reports to shareholders used in connection with the sale of a Fund’s share, certain other expenses associated with the distribution of shares of a Fund, and any distribution-related expenses that may be authorized from time to time by the Board of Trustees.

All such expenses covered by the Plan shall be deemed incurred whether paid directly by the Distributor or by a third party to the extent reimbursed therefor by the Distributor.

5. Effective Date. This Plan shall become effective upon approval by a vote of both a majority of the Board of Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

6. Term. This Plan shall, unless terminated as hereinafter provided, remain in effect with respect to the Designated Fund from its effective date to its termination date and shall continue thereafter, provided that its continuance is specifically approved at least annually by a vote of both a majority of the Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

7. Amendment. This Plan may be amended at any time by the Board of Trustees, provided that (a) any amendment to increase materially the amount to be spent for the services provided for in paragraph 4 hereof shall be effective only upon approval by a vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Designated Fund, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of both a majority of the Board of Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such amendment.

8. Termination. This Plan may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Designated Fund. In the event of termination or non-continuance of this Plan, the Trust may reimburse any expense which it incurred prior to such termination or non-continuance, provided that such reimbursement is specifically approved by both a majority of the Board of Trustees and a majority of the Independent Trustees.

9. Assignment. This Plan will not be terminated by an assignment, however, an assignment will terminate any agreement under the Plan involving any such assignment.

10. Reports. While this Plan is in effect, the Distributor shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

11. Records. The Trust shall preserve copies of this Plan, each agreement related hereto and each report referred to in paragraph 9 hereof for a period of at least six years from the date of the Plan, agreement and report, the first two years in an easily accessible place.

12. Independent Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act).

13. Severability. If any provision of the Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

Exhibit A
(as of February 18, 2026)

Fund	Effective Date	Termination Date
Roundhill Bitcoin Covered Call Strategy ETF	August 21, 2025	August 21, 2026
Roundhill S&P 500 0DTE Covered Call Strategy ETF	August 21, 2025	August 21, 2026
Roundhill Innovation-100 0DTE Covered Call Strategy ETF	August 21, 2025	August 21, 2026
Roundhill Daily 2X Long Magnificent Seven ETF	August 21, 2025	August 21, 2026
Roundhill GLP-1 & Weight Loss ETF	August 21, 2025	August 21, 2026
Roundhill S&P 500 Target 10 Managed Distribution ETF	August 21, 2025	August 21, 2026
Roundhill S&P 500 Target 20 Managed Distribution ETF	August 21, 2025	August 21, 2026
Roundhill Ether Covered Call Strategy ETF	August 21, 2025	August 21, 2026
Roundhill Russell 2000 0DTE Covered Call Strategy ETF	August 21, 2025	August 21, 2026
Roundhill China Dragons ETF	August 21, 2025	August 21, 2026
Roundhill Daily 2X Long China Dragons ETF	August 21, 2025	August 21, 2026
Roundhill Weekly T-Bill ETF	August 21, 2025	August 21, 2026
Roundhill Uranium ETF	August 21, 2025	August 21, 2026
Roundhill AAPL WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill AMD WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill AMZN WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill COIN WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill GOOGL WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill META WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill MSFT WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill PLTR WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill NVDA WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill TSLA WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill Magnificent Seven Covered Call ETF	August 21, 2025	August 21, 2026
Roundhill ABNB WeeklyPay™ ETF	August 21, 2025	August 21, 2026

Roundhill ARM WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill ASML WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill AVGO WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill BABA WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill BRKB WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill COST WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill CRWD WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill DKNG WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill HOOD WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill JPM WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill LMT WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill MSTR WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill NFLX WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill RDDT WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill SHOP WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill SPOT WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill TSM WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill UBER WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill XOM WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill MSTR WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill NFLX WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill RDDT WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill SHOP WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill SPOT WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill TSM WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill UBER WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill XOM WeeklyPay™ ETF	August 21, 2025	August 21, 2026
Roundhill S&P 500 No Dividend Target ETF	August 21, 2025	August 21, 2026
Roundhill Humanoid Robotics ETF	August 21, 2025	August 21, 2026
Roundhill WeeklyPay™ Universe ETF	September 3, 2025	September 3, 2026

Roundhill Meme Stock ETF	October 7, 2025	October 7, 2026
Roundhill Inverse Dow 30 WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Inverse Russell 2000 WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Inverse Innovation-100 WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Inverse S&P 500® WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Investment Grade Bond WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Bitcoin WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Dow 30 WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Russell 2000 WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Emerging Markets WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Innovation-100 WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Developed Markets WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Semiconductor WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Ether WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill S&P 500® WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Gold WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Treasury Bond WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill High Yield Bond WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Gold Miners WeeklyPay™ ETF	October 22, 2025	October 22, 2026
Roundhill Meme Stock Covered Call ETF	November 12, 2025	November 12, 2026
Roundhill Daily 2X Long Meme Stock ETF	November 12, 2025	November 12, 2026
Roundhill APP WeeklyPay™ ETF	December 1, 2025	December 1, 2026
Roundhill ORCL WeeklyPay™ ETF	December 1, 2025	December 1, 2026
Roundhill UNH WeeklyPay™ ETF	December 1, 2025	December 1, 2026
Roundhill WMT WeeklyPay™ ETF	December 1, 2025	December 1, 2026
Roundhill Robotaxi, Autonomous Vehicles & Technology ETF	January 9, 2026	January 9, 2026
Roundhill Space & Technology ETF	January 9, 2026	January 9, 2026
Roundhill Ultra Short Duration No Dividend Target ETF	February 18, 2026	February 18, 2026